UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)   May 7, 2013

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 AND 7.01.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION AND REGULATION FD DISCLOSURE

On May 8, 2013, j2 Global, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter of fiscal 2013.  In the press release, the Company also increased its previously issued financial estimates for fiscal 2013 as follows:  Revenues between $510 and $535 million and non-GAAP net earnings per diluted share between $2.78 and $2.98.

The Company also announced that it has declared a quarterly cash dividend of $0.24 per common share. The dividend will be paid on June 4, 2013, to all shareholders of record as of the close of business on May 20, 2013. Future dividends will be subject to approval by the Company’s Board of Directors.

Also on May 8, 2013, at 5:00 p.m. Eastern Time, the Company hosted its first quarter 2013 earnings conference call and Webcast. Via the Webcast, the Company presented portions of its May 2013 Investor Presentation, which contains a summary of the Company’s financial results for the fiscal quarter ended March 31, 2013, increased financial estimates for the fiscal year 2013, and certain other financial and operating information regarding the Company. A copy of this presentation is furnished as Exhibit 99.2 to this Form 8-K.

NOTE: This information is being furnished under both Item 2.02 (Results of Operations and Financial Condition) and Item 7.01 (Regulation FD Disclosure) of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.07.      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)           On May 7, 2013, the Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) in Los Angeles, California.

(b)           Below are the voting results for the matters submitted to the Company's stockholders for a vote at the Annual Meeting:

(1)	The election of the following six director nominees to serve for the ensuing year and until their successors are elected and qualified. All nominees were elected as directors with the following vote:

Nominee	For	Against	Abstain	Broker Non-Votes
Douglas Y. Bech	37,862,888	1,048,867	154,871	4,067,187
Robert J. Cresci	38,015,386	898,272	152,968	4,067,187
W. Brian Kretzmer	38,126,267	787,439	152,920	4,067,187
Richard S. Ressler	38,160,186	753,977	152,463	4,067,187
Stephen Ross	38,279,179	634,385	153,062	4,067,187
Michael P. Schulhof	37,861,796	1,051,638	153,192	4,067,187

(2)	A proposal to ratify the appointment of SingerLewak, LLP to serve as the Company’s independent auditors for fiscal 2013. This proposal was approved with the following vote:

For	42,946,351
Against	26,449
Abstain	161,013
Broker Non-Votes	0

(3)	A proposal to approve, in an advisory vote, the compensation of the named executive officers. This proposal was approved with the following vote:

For	38,551,625
Against	330,228
Abstain	184,773
Broker Non-Votes	4,067,187

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated May 8, 2013.

99.2	May 2013 Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: May 8, 2013	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated May 8, 2013.

99.2	May 2013 Investor Presentation.